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                                                                  EXHIBIT 10.41

                    WAYNE COUNTY EMPLOYEES' RETIREMENT SYSTEM
                                400 MONROE STREET
                                    SUITE 300
                             DETROIT, MICHIGAN 48226

                             As of February 1, 2001


Big Buck Brewery & Steakhouse, Inc.
550 S. Wisconsin Street
Gaylord, Michigan 49734

         RE: $5,876,114.74 LOAN FROM WAYNE COUNTY EMPLOYEES' RETIREMENT SYSTEM ("WCERS") TO BIG BUCK BREWERY & STEAKHOUSE, INC. (THE "COMPANY"); $1,623,885.26 LOAN ORIGINATED BY BANK ONE, MICHIGAN AND ACQUIRED BY WCERS TO THE COMPANY; AND $1,500,000 LOAN FROM WCERS TO THE COMPANY (COLLECTIVELY, THE "LOANS")

Ladies and Gentlemen:

         This letter will set forth certain agreements we have reached with respect to the Loans. The Company and WCERS have previously entered into various loan agreements, notes and other loan and security documents, and modifications thereof executed in connection with the Loans (collectively, the "Loan Documents") and the Company and WCERS have agreed to modify the requirements of the Loan Documents with respect to certain payments as set forth below:

         1. In substitution for all payments due WCERS under the various notes evidencing the Loans (collectively, the "Notes") commencing on February 1, 2001 and continuing each month thereafter through and including May 1, 2001, the Company shall issue to WCERS shares of its common stock ("Stock") equal in value (as determined in paragraph 3) to the amount of all payments due under the Notes (as set forth in Paragraph
                  2).

         2. The total aggregate amount of all principal and/or interest payments due under the Notes for February, March, April and May is $327,610.24.

         3. The value of the Stock is $1.013 per share, which is the average of the closing sale price of one share of Stock as quoted by The NASDAQ Stock Market for the ten trading days between January 10, 2001 and January 24, 2001. A copy of the NASDAQ trading page is attached as Schedule 1.

         4. The Company shall effective as of February 1, 2001 issue to WCERS 323,406 shares of the Stock of the Company and upon such issuance and delivery of 323,406 shares of the Stock to WCERS, WCERS shall note on its books and records the payment of all principal and/or interest due under the Notes for February, March, April and May 2, 2001.

         The Loan Documents, as amended hereby, remain in fully force and effect and are hereby ratified and confirmed.


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         If the foregoing is consistent with your understanding, please acknowledge your agreement by signing below and returning one copy to the undersigned.


                                               Very truly yours,

                                               WAYNE COUNTY EMPLOYEES'
                                               RETIREMENT SYSTEM


                                               By:      /s/ Ronald Yee
                                                  ----------------------------
                                                        Ronald Yee
                                                        Its:  Director

Agreed to and accepted by:

BIG BUCK BREWERY & STEAKHOUSE, INC.


By:      /s/ William F. Rolinski
   --------------------------------------------------
         William F. Rolinski
         Its:  President


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